UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2) )
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Online Resources Corporation

(Name of Registrant as Specified In Its Charter)

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     The text below was included in a communication sent to certain of our clients by each of our three division General Managers today, April 13, 2009.
“As an important client of ours, we want to be sure you were informed about a challenge to the proxy for our 2009 annual shareholder meeting. An investor, who holds one of ten seats on our Board, is challenging our direction and running an alternative slate against three of our Directors up for re-election in May. We believe that our current directors will be re-elected. And even if there were to be a minority change on our board, each director understands that providing our clients long-term value and a high quality service is foremost to achieve shareholder success. If you would like more information, I would be happy to schedule a call with you.”